UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007 (April 18, 2007)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	001-31470	33-0430755
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Plains Exploration & Production Company (“PXP”) issued a press release announcing that it had entered into a definitive agreement to acquire from a private company all of its interests in oil and gas producing properties, covering over 60,000 gross acres/55,000 net acres, over 200 producing/productive wells and over 3,000 additional potential drilling locations in the Mesaverde geologic section of the prolific Piceance Basin in Colorado, plus the associated midstream assets including a 25% interest in the Collbran Valley Gathering System. PXP will pay $900 million in cash and issue one million shares of PXP common stock. The transaction is valued at approximately $946 million, based on PXP’s closing price on April 17, 2007. The effective date of the transaction is January 1, 2007.

Asset Purchase and Sale Agreement and Membership Interests Purchase and Sale Agreement

The Asset Purchase and Sale Agreement dated as of April 18, 2007, and effective as of January 1, 2007 (the “Asset Purchase Agreement”), between PXP and Laramie Energy, LLC (“Laramie”), contemplates a purchase by PXP of all of Laramie’s interests in certain oil and gas properties, existing oil and gas wells and undrilled potential well locations, certain associated contracts, rights, permits, licenses and equipment, surface estate and mineral interests and associated assets, for $860 million in cash and one million shares of PXP common stock. The Membership Interests Purchase and Sale Agreement dated as of April 18, 2007, and effective as of January 1, 2007 (the “Membership Purchase Agreement” and, together with the Asset Purchase Agreement, the “Purchase Agreements”), between PXP and Laramie, contemplates a purchase by PXP of a 25% membership interest in Collbran Valley Gas Gathering, LLC, for $40 million in cash. The transaction is expected to close in late May, 2007.

The Purchase Agreements contain customary and other closing conditions that, if not satisfied or waived, would result in the sale not occurring. These conditions include, among others:

•	continued accuracy of the representations and warranties of the parties to the Purchase Agreements;

•	performance by each party of its obligations under the Purchase Agreements;

•	absence of any suits, actions or other proceedings to the effect that the transaction may not be consummated as described in the Purchase Agreements; and

•	the release of the mortgage and related security interests covering the assets.

In addition, the transaction is subject to customary post-closing adjustments.

The Purchase Agreements contain customary indemnity obligations with respect to losses relating to, among other things, breaches of representations or warranties, failure to perform under covenants and other obligations, certain environmental obligations and other operating costs and assumed obligations. Certain of these indemnification obligations are subject to minimum claim amounts and caps.

The Purchase Agreements also contain representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties with respect to the transaction described therein, the Purchase Agreements are not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Purchase Agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the Purchase Agreements, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in schedules and exhibits that the parties exchanged in connection with signing the Purchase

2

Agreements. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreements and are modified in important part by the underlying schedules and exhibits. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

To the extent required by Item 1.01 of Form 8-K, the information contained or incorporated in Item 2.03 of this report is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 23, 2007, PXP entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. as administrative agent and the lenders party thereto (the “Amended Credit Agreement”), which amends and restates our five-year senior revolving credit facility (the “Prior Credit Facility”). The aggregate commitments of the lenders under the Amended Credit Agreement are $1.0 billion and can be increased to $1.15 billion if certain conditions are met. The Amended Credit Agreement provides for an initial borrowing base of $1.0 billion that will be redetermined on an annual basis, with us and the lenders each having the right to one annual interim unscheduled redetermination, and adjusted based on our oil and gas properties, reserves, other indebtedness and other relevant factors. Additionally, the Amended Credit Agreement contains a $150 million sub-limit on letters of credit and matures on April 23, 2012. To secure borrowings under the Amended Credit Agreement, we have pledged 100% of the equity of our material domestic subsidiaries and given mortgages covering at least 75% of the total present value of our domestic oil and gas properties.

The Amended Credit Agreement also modifies existing covenants to provide additional flexibility regarding the issuance or incurrence of debt, the disposition of non oil and gas properties and restricted payments. The Amended Credit Agreement is subject to the same terms, including acceleration provisions, as were previously provided for in our Prior Credit Facility.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On April 24, 2007, a representative of PXP is scheduled to present at the IPAA Oil & Gas Investment Symposium in New York at 3:45 p.m. Eastern time. The presentation materials for the conference are filed herewith as Exhibit 99.1 and are incorporated herein by reference. The presentation materials will also be posted in the Investor Information section of PXP’s website, http://www.pxp.com for 60 days after the event.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. PXP does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

3

Item 9.01	Financial Statements and Exhibits

(c)	Exhibit 4.1—Amended and Restated Credit Agreement dated as of April 23, 2007, among Plains Exploration & Production Company, as borrower, each of the lenders that is a signatory thereto, and JPMorgan Chase Bank as Administrative Agent.

Exhibit 10.1—Asset Purchase & Sale Agreement between Plains Exploration & Production Company and Laramie Energy, LLC, dated April 18, 2007.

Exhibit 10.2—Membership Interests Purchase & Sale Agreement between Plains Exploration & Production Company and Laramie Energy, LLC, dated as of April 18, 2007.

Exhibit 99.1—Presentation dated April 2007.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 24, 2007	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer

5

EXHIBIT INDEX

Exhibit 4.1—Amended and Restated Credit Agreement dated as of April 23, 2007, among Plains Exploration & Production Company, as borrower, each of the lenders that is a signatory thereto, and JPMorgan Chase Bank as Administrative Agent.

Exhibit 10.1—Asset Purchase & Sale Agreement between Plains Exploration & Production Company and Laramie Energy, LLC, dated April 18, 2007.

Exhibit 10.2—Membership Interests Purchase & Sale Agreement between Plains Exploration & Production Company and Laramie Energy, LLC, dated as of April 18, 2007.

Exhibit 99.1—Presentation dated April 2007.

6